ARTICLES OF INCORPORATION

                                       OF

                             CINEMASTAR CORPORATION

                                    * * * * *

          FIRST.  That  the  name  of  the corporation is CINEMASTAR CORPORATION

     SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To  engage  in  any  lawful  act  or  activity.

     FOURTH. The amount of the total authorized capital stock of the corporation is Twenty Five Thousand Dollars ($25,000.00) consisting of two million five hundred thousand (2,500,000) shares of stock of the par value of ($.01) each.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     The name and post-office address of the first board of directors, which shall be three (3) in number, are as follows:

         NAME                                 POST-OFFICE  ADDRESS
--------------------                       --------------------------
Joseph  Mazin                              735  East  Gayo  Avenue
                                           Los  Angeles,  CA  90001

Leonard  Rothstein                         5720  Wilshire  Blvd.
                                           Beverly  Hills,  CA  90211

Bruce  Stuart                              6380  Wilshire  Blvd.
                                           Los  Angeles,  CA  90048

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post-office address of each of the incorporators Signing the articles of incorporation are as follows:

         NAME                                 POST-OFFICE  ADDRESS
--------------------------                 ----------------------------------
M.  A.  Shelton                            700  S.  Flower  St.,  Ste.  1010
                                           Los  Angeles,  CA  90017

S.  C.  Becker                             700  S.  Flower  St.,  Ste.  1010
                                           Los  Angeles,  CA  90017

Y.  Mansfield                              700  S.  Flower  St.,  Ste.  1010
                                           Los  Angeles,  CA  90017

     EIGHT.  The  corporation  is  to  have  perpetual  existence.

     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

          By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders= meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH. At all elections of directors of the corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

     THIRTEENTH. No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FOURTEENTH. The corporation shall indemnify any and all of its directors or officers or former director or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             CINEMASTAR CORPORATION

                                       BY

                          INCORPORATORS BEFORE PAYMENT
                           OF ANY PART OF THE CAPITAL

     We, the undersigned, being two-thirds of the original incorporators of CINEMASTAR CORPORATION, a corporation organized under and existing by virtue of the Laws of the State of Nevada, having filed its Articles of Incorporation with the Secretary of State of Nevada on the 22nd day of October, 1980, and a copy thereof, certified by the Secretary of State of Nevada, having been filed in the office of the Clerk of the County of Washoe, Nevada, on the 24th day of October, 1980, desire to amend said Articles of Incorporation in the manner hereinafter set forth, and do hereby certify that, to the date of this certificate, no part of the capital of said corporation has been paid, and that said Articles of Incorporation are amended in the manner following:

     Article  First  of  said  Articles  of  Incorporation,  reading as follows:

     "FIRST: The name of this corporation is CINEMASTAR CORPORATION" is hereby amended to read as follows:

     "FIRST:  The  name  of  this  corporation is CINEMA-STAR CORPORATION".

     IN WITNESS WHEREOF we have hereunto set our hands and seals, and executed these presents, this 15th day of November, 1980.


                                /s/ M.  A.  Shelton,  Incorporator
                                    ------------------------------     (SEAL)
                                    M.  A.  Shelton,  Incorporator


                                /s/ S.  C.  Becker,  Incorporator
                                    ------------------------------     (SEAL)
                                    S.  C.  Becker,  Incorporator



STATE  OF  CALIFORNIA        )
                             )  ss:
COUNTY  OF  LOS  ANGELES     )

     On November 15, 1980 personally appeared before me, a Notary Public, M. A. Shelton and S. C. Becker, who acknowledged that they executed the above instrument.

                                    ____________________________________
                                    Notary  Public
                                    Ramona  E.  Moza

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             CINEMASTAR CORPORATION

          We, the undersigned, being the President and Secretary of CINEMASTAR CORPORATION, a corporation organized under and existing by virtue of the laws of the State of Nevada, having filed its Articles of Incorporation with the Secretary of State of Nevada on the 22nd day of October, 1980, and a copy thereof, certified by the Secretary of State of Nevada, having been filed in the Office of the Clerk of the County of Washoe, Nevada, on the 24th day of October, 1980, desire to amend said Articles of Incorporation in the manner hereinafter set forth, and that said Articles of Incorporation are amended in the manner following:

     Article  First  of  said  Articles  of  Incorporation,  reading as follows:

     "FIRST: The name of this corporation is CINEMASTAR CORPORATION" is hereby amended to read as follows:

     "FIRST: The name of this corporation is IMPACT RESOURCES, INC." Said resolution has been approved by a majority of the outstanding shares.

          IN WITNESS WHEREOF we have hereunto set our hands and seals, and executed these presents, this 20th day of December, 1983.

                                /s/ JOE  MAZIN
                                    ------------------------------       (SEAL)
                                    JOE  MAZIN, President and Chairman

                                /s/ BRUCE  D.  STUART
                                    ------------------------------       (SEAL)
                                    BRUCE  D.  STUART, Secretary,
                                    Treasurer,  and  Director


STATE  OF  CALIFORNIA        )
                             )  ss:
COUNTY  OF  LOS  ANGELES     )

     On December 20, 1983 personally appeared before me, a Notary Public, JOE MAZIN and BRUCE D. STUART, who acknowledged that they executed the above instrument.

                                    /S/ Diane Pedrin
                                    ____________________________________
                                    NOTARY  PUBLIC

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                             IMPACT RESOURCES, INC.


     IMPACT RESOURCES, INC., a Nevada Corporation, under its corporate seal, and the hands of its duly elected and acting President and Secretary does hereby certify:

     1. That at a special meeting of the Board of Directors of this corporation regularly convened in Los Angeles, California, on the 11th day of September, 1989, at which meeting there was at all times present and acting a quorum, certain resolutions were regularly adopted setting for the amendment herein, and declaring its advisability and signing a special resolution of the stockholders entitled to vote for the consideration thereof, to wit:

ARESOLVED, that it is deemed advisable, in the judgment of this Board of Directors, that Articles I, II and IV of the Articles of Incorporation be deleted and amended to read in their entirety as follows:

I:  The  name  of  this  corporation  is  "DYNA-SEAL  CORPORATION."

II: The Corporation shall effectuate a twenty-eight to one (28-1) reverse split.

IV: The amount of the total authorized capital stock of the corporation is FIVE MILLION (5,000,000), all of said shares shall be of one class, without series or other distinction and shall be designated as "common stock," the par value of $.01 per share shall remain the same.

"RESOLVED, that stockholders entitled to exercise a majority of the voting power shall consent in writing to the amendment, then the corporation shall make, under its corporate seal, and the hands of its President or Vice President, and Secretary, or Assistant Secretary, and shall acknowledge and file, the certificate required by NRS 78.390, and do all things necessary to effect the amendment."

     IN WITNESS WHEREOF we have hereunto set our hands and seals, and executed these presents, this 31st day of March, 1981.

                                /s/ M.  A.  Shelton,  Incorporator
                                    ------------------------------     (SEAL)
                                    M.  A.  Shelton,  Incorporator


                                /s/ S.  C.  Becker,  Incorporator
                                    ------------------------------     (SEAL)
                                    S.  C.  Becker,  Incorporator



STATE  OF  CALIFORNIA        )
                             )  ss:
COUNTY  OF  LOS  ANGELES     )

     On March 31, 1981, personally appeared before me, a Notary Public, M. A. Shelton and S. C. Becker, who acknowledged that they executed the above instrument.

                                    /s/ Ramona  E.  Moza
                                    ____________________________________
                                    Notary  Public
                                    Ramona  E.  Moza

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             CINEMA-STAR CORPORATION

                                       BY

                          INCORPORATORS BEFORE PAYMENT
                           OF ANY PART OF THE CAPITAL


     We, the undersigned, being two-thirds of the original incorporation of CINEMA-STAR CORPORATION, a corporation organized under and existing by virtue of the Laws of the State of Nevada, having filed its Articles of Incorporation with the Secretary of State of Nevada on the 22nd day of October, 1980, and a copy thereof, certified by the Secretary of State of Nevada, having been filed in the office of the Clerk of the County of Washoe, Nevada, on the 24th day of October, 1980, desire to amend said Articles of Incorporation in the manner hereinafter set forth, and do hereby certify that, to the date of this certificate, no part of the capital of said corporation has been paid, and that said Articles of Incorporation are amended in the manner following:

     Article  FOURTH  of  said  Articles  of  Incorporation  reading as follows:

     FOURTH. The amount of the total authorized capital stock of the corporation is Twenty Five Thousand Dollars ($25,000.00) consisting of two million five hundred thousand (2,500,000) shares of stock of the par value of ($.01) each.

is  hereby  amended  to  read  as  follows:

     FOURTH. The amount of the total authorized capital stock of the corporation is Twenty Five Thousand Dollars ($25,000.00) consisting of twenty five million (25,000,000) shares of stock of the par value of ($.001) each.

          2. That there was issued and outstanding the following number of shares of the authorized capital stock of the corporation entitled to vote at the meeting:

     2,500,000  shares  of  issued  and  outstanding  stock.

          3. That the resolution of the Board of Directors above referred to was duly considered at the meeting, and upon motion regularly made and seconded, the proposed amendment was approved by the following resolution:

"RESOLVED, that the Amendment of Articles I, II and IV of the Articles of Incorporation proposed to the stockholders by Resolution of the Board of Directors regularly adopted by them on the 11th day of September, 1989, be and the same hereby is adopted and approved."

     This resolution was adopted by the following vote of the holders of the stock of all classes having voting power, present in person or by proxy at the meeting:

2,500,000 shares were voted for the adoption of the resolution, and 0 shares were voted against the adoption of the resolution, there being only one class of stock.

     The shares voting for the adoption of the resolution constituted at least a majority of the joint power.

          4. That pursuant to the resolution, and as required by NRS 78.390, notice of the meeting thus called was given to, or has been duly waived in writing by, all stockholders of records of the corporation having voting power; and there having been secured the written consent to the proposed amendment of a majority of such voting power.

          5. That this form of written consent of the stockholders to the amendment is filed herewith and made a part hereof.

          6. That there were issued and outstanding the following number of shares of authorized capital stock of the corporation entitled to consent to the proposed amendment:

               2,500,000  shares  of  common  stock.

          7. That the following number of shares, which number represented a majority of the voting power entitled to vote, consented to and authorized and adopted the amendment:

               2,500,000  shares  of  common  stock.

DATED:   September  11,  1989

                                IMPACT  RESOURCES,  INC.,
                                A  Nevada  Corporation

                                By  /s/ JOSEPH  MAZIN
                                    --------------------------------
                                        JOSEPH  MAZIN,  President

                                By  /s/ BRUCE  D.  STUART
                                    --------------------------------
                                        BRUCE  D.  STUART,
                                        Vice-President/Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                              DYNA-SEAL CORPORATION


          DYNA-SEAL CORPORATION, A Nevada Corporation, under its corporate seal, and the hands of its duly elected and acting President and Secretary does hereby certify:

          1. That at a special meeting of the Board of Directors of this corporation regularly convened in Sun Valley, California, on the 31st day of January, 1995, at which meeting there was at all times present and acting a quorum, certain resolutions were regularly adopted setting forth the amendment herein, and declaring its advisability and signing a special resolution of the stockholders entitled to vote for the consideration thereof, to wit:

"RESOLVED, that it is deemed advisable, in the judgment of this Board of Directors, that Articles I, IV and V of the Articles of Incorporation be deleted and amended to read in their entirety as follows:

     I:     The  name  of  this  corporation  is  "COMPUTER X-RAY SYSTEMS, INC."

     IV:     That  the  total  amount  of  authorized  capital  stock  of  the
Corporation shall be increased from the present Five Million Shares (5,000,000) to Fifty Million (50,000,000) Shares.

     V: That a Class "A" Preferred Stock shall be authorized in the amount of 5,000,000 (Five Million) having a par value of $.01/share, with the terms, conditions, description and issuance to be determined by the Board of Directors.

"RESOLVED, that stockholders entitled to exercise a majority of the voting power shall consent in writing to the amendment, then the corporation shall make, under its corporate seal, and the hands of its President or Vice President, and Secretary, or Assistant Secretary, and shall acknowledge and file, the certificate required by NRS 78.390, and do all things necessary to effect the amendment."

          2. That there was issued and outstanding the following number of shares of the authorized capital stock of the corporation entitled to vote at the meeting:

     892,626  shares  of  issued  and  outstanding  stock.

          3. That the resolution of the Board of Directors above referenced to was duly considered at the meeting, and upon motion regularly made and seconded, the proposed amendment was approved by the following resolution:

"RESOLVED, that the amendment of Articles I, IV and V of the Articles of Incorporation proposed to the stockholders by Resolution of the Board of Directors regularly adopted by them on the 31st day of January, 1995, be and the same hereby is adopted and approved."

     The resolution was adopted by the following vote of the holders of the stock of all classes having voting power, present in person or by proxy at the meeting:

892,626 shares were voted for the adoption of the resolution and 0 shares were voted against the adoption of the resolution, there being only one class of stock.

     The shares voting for the adoption of the resolution constituted at least a majority of the joint power.

          4. That pursuant to the resolution, and as required by NRS 78.390, notice of the meeting thus called was given to, or has been duly waived in writing by all stockholders of records of the corporation having voting power; and there having been secured the written consent to the proposed amendment of a majority of such voting power.

          5. That this form of written consent of the stockholders to the amendment is filed herewith and made a part hereof.

          6. That there were issued and outstanding the following number of shares of authorized capital stock of the corporation entitled to consent to the proposed amendment:

     892,626  shares  of  common  stock.

          7. That the following number of shares, which number represented a majority of the voting power entitled to vote, consented to and authorized and adopted the amendment:

     892,626  shares  of  common  stock.

DATED:   January  31,  1995

                                    DYNA-SEAL  CORPORATION,
                                    A  Nevada  Corporation

                                    By /s/ JOSEPH  MAZIN
                                        ----------------------------------
                                           JOSEPH  MAZIN,  President


                                    By /s/ BRUCE  D.  STUART
                                        ----------------------------------
                                           BRUCE  D.  STUART,  Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          COMPUTER X-RAY SYSTEMS, INC.


     We the undersigned President and Assistant Secretary of COMPUTER X-RAY SYSTEMS, INC., a Nevada corporation, do hereby certify:

     1. That the Board of Directors of this corporation at a meeting duly convened on the 26th day of June, 1995, adopted a resolution to amend the Articles of Incorporation as follows:

     Article  I  is  hereby  amended  to  read  as  follows:

     The  name  of  this  corporation  is INTERACTIVE NETWORK INTERNATIONAL LTD.

     2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 892,828; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED:     July  18,  1995


                                        COMPUTER  X-RAY,  INC.


                                     By /s/ Phillip  Oakes
                                        ----------------------------------
                                            Phillip  Oakes,  President


                                     By /s/ Edward  Mimides
                                        ----------------------------------
                                            Edward  Mimides,
                                            Assistant  Secretary